Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of BankUnited, Inc. of our report dated October 27, 2010 relating to the consolidated financial statements of BankUnited FSB and its subsidiaries, which appears in such Registration Statement.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
October 28, 2010